EXHIBIT 99.1

THE HENRY GROUP PROPERTIES

Special-Purpose Combined Financial Statements

and

Report of Independent Registered Public Accounting Firm

For The Years Ended December 31, 2007, 2006 and 2005

THE HENRY GROUP PROPERTIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Concho Resources Inc.:
We have audited the accompanying combined statements of assets and liabilities of the Henry Group Properties which consists of the Henry Group Companies and the Along-side Interests (as defined in Note 1) as provided for in the Purchase Agreements dated June 5, 2008 among Concho Resources Inc., Sellers (as defined in Note 1) and the Along-side Interest owners as of December 31, 2006 and 2007 and the related combined statements of revenues and expenses, net investment and cash flows for each of the three years in the period ended December 31, 2007 (collectively, the “Special-Purpose Combined Financial Statements”). These Special-Purpose Combined Financial Statements are the responsibility of the Henry Group Properties’ management. Our responsibility is to express an opinion on these Special-Purpose Combined Financial Statements based on our audits.
We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Special-Purpose Combined Financial Statements are free of material misstatement. The Henry Group Properties are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Henry Group Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Special-Purpose Combined Financial Statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Special-Purpose Combined Financial Statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the Special-Purpose Combined Financial Statements present fairly, in all material respects, the financial position of the Henry Group Properties as of December 31, 2006 and 2007 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1, the Henry Group Properties are a group of related assets and liabilities in the form of corporations, partnerships and leasehold interests owned by the Henry Group Companies and Along-side Interest owners in certain producing and non-producing oil and gas properties and are not a stand-alone entity. The Special-Purpose Combined Financial Statements of the Henry Group Properties reflect the assets, liabilities, revenues, and expenses directly attributable to the Henry Group Properties, as well as allocations deemed reasonable by management to present the combined financial position, results of operations, changes in net investment and cash flows of the Henry Group Properties on a stand-alone basis and do not necessarily reflect the combined financial position, results of operations, changes in net investment and cash flows of the Henry Group Properties in the future or what they would have been had the Henry Group Properties been a separate stand-alone entity during the periods presented.
DAVIS, KINARD & CO., P.C.
Abilene, Texas
September 16, 2008

THE HENRY GROUP PROPERTIES
Combined Statements of Assets and Liabilities
December 31, 2007 and 2006

	2007	2006
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$55,592	$46,595
Accounts receivable:
Oil and gas	16,339	11,201
Joint operations	21,305	30,879
Partnership receivable	-	38
Other	32	75
Derivative instruments	-	948
Deferred income taxes	3,594	143
Inventory	2,291	9,246
Other	346	-

Total current assets	99,499	99,125

Property and equipment, at cost:
Oil and gas properties, successful efforts method	182,462	157,412
Accumulated depletion and depreciation	(48,238)	(42,756)

Total oil and properties, net	134,224	114,656

Other property and equipment, net	1,265	1,265

Total property and equipment, net	135,489	115,921

Total assets	$234,988	$215,046

LIABILITIES AND NET INVESTMENT

Current liabilities:
Accounts payable:
Trade	$2,857	$3,098
Joint operations	28,492	27,595
Other current liabilities:
Revenue payable	109	547
Prepaid drilling cost	34,654	27,353
Other	1,410	-
Derivative instruments	10,269	-
Current asset retirement obligations	141	133

Total current liabilities	77,932	58,726

Noncurrent derivative instruments	14,776	1,356
Deferred income taxes	16,025	18,671
Asset retirement obligations	4,188	3,813

Net investment	122,067	132,480

Total liabilities and net investment	$234,988	$215,046

The accompanying notes are in integral part of these combined financial statements.

THE HENRY GROUP PROPERTIES
Combined Statements of Revenues and Expenses
For the Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Operating revenues:	(in thousands)
Oil sales	$78,471	$81,797	$66,783
Natural gas sales	25,894	23,794	20,921
Other	2,483	1,056	901

Total operating revenues	106,848	106,647	88,605

Operating costs and expenses:
Oil and gas production	22,948	19,602	15,930
Oil and gas production taxes	5,124	4,795	3,636
Depreciation and depletion	13,825	17,686	10,381
Accretion of discount on asset retirement obligations	141	133	190
General and administrative	8,690	28,679	8,106
Loss (gain) on derivatives not designated as hedges	26,313	(3,608)	3,343

Total operating costs and expenses	77,041	67,287	41,586

Revenues in excess of expenses from operations	29,807	39,360	47,019

Other income (expense):
Interest expense	(89)	(968)	(202)
Interest income	2,193	1,474	536
Gain on sale of property and equipment	-	62,666	1,644
Other, net	635	182	(45)

Total other income	2,739	63,354	1,933

Revenues in excess of expenses before income taxes	32,546	102,714	48,952
Income tax provision	(8,107)	(33,516)	(8,889)

Revenues in excess of expenses	$24,439	$69,198	$40,063

The accompanying notes are in integral part of these combined financial statements.

THE HENRY GROUP PROPERTIES
Combined Statements of Net Investment
For the Years Ended December 31, 2007, 2006 and 2005
(in thousands)

Balance at December 31, 2004	$50,962
Net change in investment	(9,856)
Revenues in excess of expenses	40,063

Balance at December 31, 2005	81,169
Net change in investment	(17,887)
Revenues in excess of expenses	69,198

Balance at December 31, 2006	132,480
Net change in investment	632
Partner withdrawal	(35,484)
Revenues in excess of expenses	24,439

Balance at December 31, 2007	$122,067

The accompanying notes are in integral part of these combined financial statements.

THE HENRY GROUP PROPERTIES
Combined Statements of Cash Flows
For the Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash flows from operating activities:	(in thousands)
Revenues in excess of expenses	$24,439	$69,198	$40,063
Adjustments to reconcile revenues in excess of expenses to net cash provided by operating activities:
Depreciation and depletion	13,825	17,686	10,381
Accretion of discount on asset retirement obligations	141	133	190
Deferred income taxes	2,120	4,874	2,299
Gain on sale of property and equipment	-	(62,666)	(1,644)
Loss (gain) on derivatives not designated as hedges	26,313	(3,608)	3,343
Changes in operating assets and liabilities:
Accounts receivable	4,517	(9,575)	(10,040)
Inventory	6,955	(2,575)	(4,361)
Other assets	(345)	1,409	(1,252)
Accounts payable	2,066	12,999	843
Revenue payable	(438)	(2,003)	(2,227)
Prepaid drilling cost	7,301	9,987	17,366

Net cash provided by operating activities	86,894	35,859	54,961

Cash flows from investing activities:
Capital expenditures on oil and gas properties	(64,618)	(59,084)	(44,933)
Proceeds from the sale of oil and gas properties	-	81,527	1,804
Additions to other property and equipment	-	-	(34)
Settlement (paid) received on derivates not designated as hedges	(1,676)	747	(74)

Net cash (used in) provided by investing activities	(66,294)	23,190	(43,237)

Cash flows from financing activities:
Proceeds from issuance of long term debt	-	-	9,200
Payments of long term debt	-	(5,800)	(6,461)
Net cash paid for partner withdrawal	(12,235)	-	-
Net change in net investment	632	(17,887)	(9,856)

Net cash used in financing activities	(11,603)	(23,687)	(7,117)

Net increase in cash and cash equivalents	8,997	35,362	4,607

Cash and cash equivalents at beginning of year	46,595	11,233	6,626

Cash and cash equivalents at end of year	$55,592	$46,595	$11,233

The accompanying notes are in integral part of these combined financial statements.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies
Organization and Basis of Presentation
On June 5, 2008, Concho Resources Inc. (“Concho”) entered into a purchase agreement with James C. Henry and Paula Henry (collectively, “Henry”), Henry Securities, Ltd a Texas limited partnership (“Henry Ltd.”), Henchild LLC, a Texas limited liability company (“Henchild”), and Henry Family Investment Group, a Texas general partnership (“FIG”), collectively (“Seller”), to purchase all of the shares, general and limited partnership interests and membership interests of each of the following companies: Henry Holding LP, a Texas limited partnership, (“Holding”), Henry Energy LP, a Texas limited partnership, (“Energy”), Aguasal Holding, a Texas general partnership (“Aguasal”), HELP Investment LLC, a Texas limited liability company (“HELP”), Henry Capital LLC, a Texas limited liability company (“Henry Capital”), Henry Operating LLC, a Texas limited liability company (“Henry Operating”), Henry Petroleum LP, a Texas limited partnership (“Henry Petroleum”), Quail Ranch LLC, a Texas limited liability company (“Quail Ranch”), Aguasal Management LLC, a Texas limited liability company (“Aguasal Management”) and Aguasal LP, a Texas limited partnership (“Aguasal LP”), with the exception of certain excluded assets, (collectively, the “Henry Group Companies”), for aggregate cash consideration of approximately $565 million, before purchase price adjustments. In connection with the purchase of the Henry Group Companies, Concho purchased certain additional non-operated rights and interests in the Henry Group Companies’ properties from certain persons affiliated with the Henry Group Companies (collectively, the “Along-side Interests”) for aggregate cash consideration of approximately $28 million. The closing with the Henry Group Companies and the Along-side Interests occurred on July 31, 2008. The accompanying financial statements include the assets, liabilities, revenues and expenses of the Henry Group Companies and the Along-side Interests, (collectively, the “Henry Group Properties”) as of December 31, 2006 and 2007 and for each of the three years in the period ended December 31, 2007.
A summary of the Henry Group Properties’ significant accounting policies consistently applied in the preparation of the accompanying combined financial statement follows:
Principles of Combination
The accompanying special-purpose combined financial statements include the accounts of the Henry Group Properties. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.
Use of Estimates in the Preparation of Financial Statements
Preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Depletion and depreciation of oil and gas properties are determined using estimates of proved oil and gas reserves. There are numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Other significant estimates include, but are not limited to, the asset retirement obligations and fair value of derivative financial instruments.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Cash and Cash Equivalents
The Henry Group Properties considers all cash on hand, depository accounts held by banks, money market accounts and investments with original maturity of three months or less to be cash equivalents. The Henry Group Properties maintain deposits in financial institutions that at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Henry Group Properties believes there is no significant risk with respect to these deposits based on the reputation and history of the institutions selected.
Accounts Receivable
The Henry Group Properties sells oil and gas to various customers and participates with other parties in the drilling, completion and operation of oil and gas wells. Joint interest and oil and gas sales receivables related to these operations are generally unsecured. The Henry Group Properties determines joint interest operations accounts receivable allowances based on management’s assessment of the creditworthiness of the joint interest owners and the Henry Group Properties’ ability to realize the receivables through netting of anticipated future production revenues. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for doubtful accounts only after all collection attempts have been exhausted. No allowance for doubtful accounts was recorded at December 31, 2007 or 2006.
Inventory
Inventory consists primarily of tubular goods that the Henry Group Properties plans to utilize in its ongoing exploration and development activities and is carried at the lower of cost or market value.
Oil and Gas Properties
The Henry Group Properties utilizes the successful efforts method of accounting for its oil and gas properties under the provisions of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies.” Under this method all costs associated with productive wells and nonproductive development wells are capitalized, while nonproductive exploration costs are expensed. Capitalized acquisition costs relating to proved properties are depleted on a field basis using the unit-of-production method based on proved reserves. The depreciation of capitalized exploratory drilling and development costs is based on the unit-of-production method using proved developed reserves on a field basis. Proceeds from the sales of individual properties and the capitalized costs of individual properties sold or abandoned are credited and charged, respectively, to accumulated depletion and depreciation. Generally, no gain or loss is recognized until the entire amortization base is sold. However, gain or loss is recognized from the sale of less than an entire amortization base if the disposition is significant enough to materially impact the depletion rate of the remaining properties in the amortization base. Ordinary maintenance and repair costs are generally expensed as incurred.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Oil and Gas Properties - continued
Costs of significant non-producing properties, wells in the process of being drilled and development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. Interest is capitalized, if debt is outstanding, on expenditures for significant development projects until such projects are ready for their intended use. For the years ended December 31, 2007, 2006 and 2005, the Henry Group Properties had excluded $1,027,000, $1,415,000 and $1,351,000, respectively, of capitalized costs from depletion and had no capitalized interest during 2007, 2006 and 2005.
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” management reviews its long-lived assets to be held and used for impairment, including proved oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. In this circumstance, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. Management reviews its oil and gas properties by amortization base (field). For each property determined to be impaired, an impairment loss equal to the difference between the carrying value of the properties and the fair value (discounted future cash flows) of the properties will be recognized at that time. Estimating future cash flows involves the use of judgments, including estimation of the proved and unproved oil and gas reserve quantities, timing of development and production, expected future commodity prices, capital expenditures, and production costs. No charges against earnings was recognized during the years ended December 31, 2007, 2006 and 2005 related to impairment of its proved oil and gas properties.
Unproved oil and gas properties are each periodically assessed for impairment by comparing their cost to their estimated value on a project-by-project basis. The estimated value is affected by the results of exploration activities, commodity price outlooks, planned future sales or expiration of all or a portion of such projects. If the quantity of potential reserves determined by such evaluations is not sufficient to fully recover the cost invested in each project, an impairment loss will be recognized at that time. During the years ended December 31, 2007, 2006 and 2005, there were no impairments on unproved oil and gas properties.
The Henry Group Properties operates a salt water well disposal system in which salt water from Henry Group Properties wells or from third parties is disposed of into the well. Management has capitalized the costs to acquire and drill these salt water wells and these costs are being depreciated over the average life of the contributed properties from fields that produce the water to be disposed of, which has been calculated at approximately 16 years for proved properties.
Exploration Drilling Costs
Costs of drilling exploratory wells are capitalized, pending management’s determination of whether the wells have found proved reserves. If proved reserves are found, the costs remain capitalized. If proved reserves are not found, the capitalized costs of drilling the well are charged to expense. Management makes this determination as soon as possible after completion of drilling considering the guidance provided in SFAS No. 19 and FASB Staff Position (“FSP”) No. 19-1 “Accounting for Suspended Well Costs.”

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Exploration Drilling Costs - continued
SFAS No. 19 provides that such costs should not be carried as an asset for more than one year following completion of drilling unless the well has found oil and gas reserves in an area requiring a major capital expenditure before production could begin. In that case, the costs of such exploratory well would continue to be carried as an asset pending determination of whether proved reserves had been found only as long as the well had found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure was made and drilling of the additional exploratory wells was under way or firmly planned for the near future. If both those conditions were not met, the well costs were charged to expense.
The Henry Group Properties adopted the provisions of FSP No. 19-1 effective January 1, 2006. FSP 19-1 amends SFAS No. 19 to provide that in those situations where exploration drilling has been completed and oil and gas reserves have been found, but such reserves cannot be classified as proved when drilling is complete, the drilling costs may be capitalized if the well has found a sufficient quantity of reserves to justify its completion as a producing well and the enterprise is making sufficient progress assessing the reserves and the economic and operating viability of the project. If either of the criteria is not met, the well is assumed to be impaired and the costs charged to expense. Any well that has not found reserves is charged to expense. Management performs this evaluation on a quarterly basis. The adoption of FSP No. 19-1 had no impact on the Henry Group Properties’ combined financial position or results of operations.
The Henry Group Properties’ exploratory well costs were insignificant during the years ended December 31, 2007, 2006 and 2005.
Other Property and Equipment
Other capital assets include surface ownership of land. Land is recorded at cost and is not depreciated.
Environmental
The Henry Group Properties are subject to extensive federal, state and local environmental laws and regulations. These laws, which are often changing, regulate the discharge of materials into the environment and may require the Henry Group Properties to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no significant liabilities of this nature existed at December 31, 2007 or 2006.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Oil and Gas Sales and Imbalances
Oil and gas revenues are recorded at the time of delivery of such products to pipelines for the account of the purchaser or at the time of physical transfer of such products to the purchaser. The Henry Group Properties follows the sales method of accounting for oil and gas sales, recognizing revenues based on the Henry Group Properties’ share of actual proceeds from the oil and gas sold to purchasers.
Derivative Instruments and Hedging
The Henry Group Properties applies the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. This statement requires the recognition of all derivative instruments as either assets or liabilities measured at fair value. The Henry Group Properties netted the fair value of derivative instruments by counterparty in the accompanying combined statements of assets and liabilities where the right of offset exists as permitted by FASB Interpretation (“FIN”) No. 39, “Offsetting of Amounts Related to Certain Contracts.”
In accordance with SFAS No. 133, changes in the fair value of derivative instruments that are cash flow hedges but do not qualify for hedge accounting must be adjusted to fair value and the adjustments are recorded through earnings. All of the Henry Group Properties’ derivatives are cash flow hedges that do not qualify for hedge accounting.
Asset Retirement Obligations
The combined financial statements account for the abandonment obligations of it oil and gas assets in accordance with SFAS No. 143, “Asset Retirement Obligations.” SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost included in the carrying amount of the related asset is allocated to expense through depreciation of the asset. Changes in the liability due to passage of time are recognized as an increase in the carrying amount of the liability and as corresponding accretion expense.
General and Administrative Expense
The Henry Group Properties receives fees for the operation of jointly owned oil and gas properties and records such reimbursements as reductions of General and administrative expense. Such fees totaled approximately $7,178,000, $8,013,000 and $7,631,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Income Taxes
The Henry Group Properties are comprised of limited partnerships, general partnerships, and individual’s interests in oil and gas properties, of which some are flow through entities and do not incur income tax. However, Holding and Henry Petroleum, (collectively, the “Taxed Henry Entities”), both of which are limited partnerships, that elected in 2001 to be taxed as corporations for federal income tax purposes. Holding and Henry Petroleum are the only entities subject to the provisions of SFAS No. 109, “Accounting for Income Taxes” for federal income tax purposes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.
Net Investment in the Henry Group Properties
The net investment in the Henry Group Properties represents a net cumulative balance as the result of operations for limited partnerships, general partnerships, and individual’s interests in oil and gas properties.
Recent Accounting Pronouncements
In September 2006, the Securities and Exchange Commission staff published Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on the combined financial statements.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. SFAS No. 157, as issued, was effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. However, on February 12, 2008, the FASB issued FSP FAS No.157-2, “Effective Dates of FASB” Statement No.157, which delays the effective date of SFAS No. 157 for fiscal years beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The adoption of SFAS No. 157 did not have a material impact on the combined financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159 did not have a material impact on the combined financial statements.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 1:	Basis of Presentation and Summary of Significant Accounting Policies - continued
Recent Accounting Pronouncements - continued
In December 2007, the FASB issued SFAS No. 141R (revised 2007) which replaces SFAS No. 141, “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R applies to all transactions and other events in which one entity obtains control over one or more other businesses. SFAS No. 141R requires an acquirer, upon initially obtaining control of another entity, to recognize the assets, liabilities and any non-controlling interest in the acquiree at fair value as of the acquisition date. Contingent consideration is required to be recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of that consideration may be determinable beyond a reasonable doubt. This fair value approach replaces the cost-allocation process required under SFAS No. 141 whereby the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their estimated fair value. SFAS No. 141R requires acquirers to expense acquisition-related costs as incurred rather than allocating such costs to the assets acquired and liabilities assumed, as was previously the case under SFAS No. 141. Under SFAS No. 141R, the requirements of SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” would have to be met in order to accrue for a restructuring plan in purchase accounting. Pre-acquisition contingencies are to be recognized at fair value, unless it is a non-contractual contingency that is not likely to materialize, in which case, nothing should be recognized in purchase accounting and, instead, that contingency would be subject to the recognition criteria of SFAS No. 5, “Accounting for Contingencies.” SFAS No. 141R is expected to have a significant impact on accounting for business combinations closing on or after January 1, 2009.
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Henry Group Properties are currently assessing the impact of SFAS No. 161.
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles. SFAS No. 162 is effective 60 days following approval by the Securities and Exchange Commission of the Public Company Accounting Oversight Board’s amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The adoption of SFAS No. 162 will not affect the combined financial statements.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 2:	Disclosures about Fair Value of Financial Instruments
Cash and cash equivalents, accounts receivable, other current assets, accounts payable, interest payable and other current liabilities - The carrying amounts approximate fair value due to the short maturity of these instruments.
Line of credit and term note - The carrying amount of borrowings outstanding under the Henry Group Properties’ revolving credit facility approximate fair value because the instrument bears interest at variable market rates.
Commodity price collars and price swaps - The fair value of commodity price collars and price swaps are estimated by management considering various factors, including closing exchange and over-the-counter quotations and the time value of the underlying commitments. Management’s estimated fair value represents the estimated amounts that the Henry Group Properties would expect to receive or pay to settle the derivative contracts (see Note 4:- Derivative Financial Instruments).

Note 3:	Asset Retirement Obligations
The asset retirement obligations represent the present value of the estimated cash flows that will be incurred to plug, abandon and remediate producing properties at the end of their productive life, in accordance with applicable state laws. The following is a reconciliation of the changes in the asset retirement obligations for December 31, 2007, 2006 and 2005:

	Years ended December 31,

	2007	2006	2005
	(in thousands)
Asset retirement obligations at beginning of period	$3,946	$3,676	$3,021
Liability incurred upon acquiring and drilling wells	467	387	490
Accretion expense	141	133	190
Liabilities settled upon plugging, abandoning or selling assets	(225)	(250)	(25)

Asset retirement obligations at end of period	$4,329	$3,946	$3,676

Note 4:	Derivative Financial Instruments
During 2005, 2006 and 2007, the Henry Group Properties entered into various crude oil and natural gas derivative contracts, primarily costless collars and swaps, in an effort to manage its exposure to product price volatility. Historically, prices received for oil and gas production have been volatile because of seasonal weather patterns, supply and demand factors, worldwide political factors and general economic conditions. Costless collars are designed to establish floor and ceiling prices on anticipated future oil and gas production. Swaps are designed so that the Henry Group Properties receives or makes payments based on a differential between fixed and variable prices for crude oil and natural gas. In accordance with SFAS No. 133, changes in the fair value of derivative instruments that are cash flow hedges but do not qualify for hedge accounting must be adjusted to fair value and the adjustments are recorded through earnings. All of the Henry Group Properties’ derivatives do not qualify for hedge accounting.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005
Note 4: Derivative Financial Instruments — continued
The following table sets forth the Henry Group Properties’ outstanding crude oil and natural gas zero cost price collars and price swaps at December 31, 2007:

	Fair Market	Aggregate
	Value	Remaining	Monthly	(a)
	Liability	Volume	Volume	Index Price	Contract Period
	(in thousands)
Crude oil (volume in Bbls):

Price swap	$(3,384)	101,746	8,479	$59.00	1/1/08 - 12/31/08
Price swap	(2,159)	101,746	8,479	$65.45	1/1/09 - 12/31/09
Price swap	(2,013)	101,746	8,479	$64.00	1/1/10 - 12/31/10
Price swap	(2,006)	101,746	8,479	$62.75	1/1/11 - 12/31/11
Price swap	(1,761)	135,661	8,479	$75.10	9/1/08 - 12/31/09
Price swap	(1,056)	90,000	15,000	$79.40	7/1/08 - 12/31/08
Price swap	(1,391)	120,000	10,000	$81.25	1/1/08 - 12/31/08
Price swap	(2,629)	240,000	20,000	$76.40	1/1/09 - 12/31/09
Price swap	(3,025)	300,000	25,000	$74.75	1/1/10 - 12/31/10
Price swap	(1,183)	120,000	10,000	$74.15	1/1/11 - 12/31/11
Price collar	(1,634)	50,873	8,479	$50.00 - $62.05	1/1/08 - 6/30/08
Price collar	(1,309)	50,873	8,479	$50.00 - $68.64	1/1/08 - 6/30/08
Price collar	(1,495)	67,830	8,479	$55.00 - $72.00	1/1/08 - 8/31/08

Net liability	$(25,045)

(a)	The index prices for the oil price swaps and collars are based on the NYMEX-West Texas Intermediate monthly average futures price.
The Henry Group Properties had derivative instruments that are cash flow hedges but do not qualify for hedge accounting in 2005, 2006 and 2007 in which the following losses (gains) were recorded for each of the following years of the derivative instruments (in thousands):

2005	$3,343
2006	(3,608)
2007	26,313
The losses (gains) were recorded as “loss (gain) on derivates not designated as hedges” in the combined statements of revenues and expenses in the respective years.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 4:	Derivative Financial Instruments - continued
The following table summarizes the gains and losses reported in earnings related to the commodity financial instruments:

	Years ended December 31,

	2007	2006	2005
	(in thousands)
(Losses) gains on derivatives not designated as hedges:
Cash (payments) receipts not designated as hedges	$(1,676)	$747	$(73)
Unrealized (losses) gains	(24,637)	2,861	(3,270)

Total (loss) gain on derivatives not designated as cash flow hedges	$(26,313)	$3,608	$(3,343)

Note 5:	Long-term Debt
At December 31, 2007 and 2006, the Henry Group Properties maintained a revolving line of credit with JP Morgan (“the bank”) which was subject to a loan agreement which generally restricted the Henry Group Properties’ ability to incur debt, sell assets, make loans and investments or change the nature of its business or its corporate structure without the bank’s consent. The loan agreement also stipulates certain financial and nonfinancial covenants. As of December 31, 2007 and 2006, the Henry Group Properties was in compliance with these covenants.
At December 31, 2007 and 2006, the maximum facility under the revolving line of credit note was $200,000,000. The borrowing base at December 31, 2007 and 2006 was $20,000,000 and $30,000,000, respectively, calculated as a percent of producing oil and gas properties. Interest on this note is payable quarterly at a variable rate calculated based on the prime rate and the federal funds rate. At December 31, 2007 and 2006 the line of credit was unfunded.
During 2007, 2006 and 2005 the Henry Group Properties had issued three standby letters of credit for a total of $275,000, $345,000 and $345,000, respectively, in states in which the Henry Group Properties conducts its business.

Note 6:	Income Taxes
The Taxed Henry Entities account for income taxes in accordance with the provisions of SFAS No. 109 as explained in Note 1. The Taxed Henry Entities file federal corporate income tax returns on a combined basis. The tax returns and the amount of taxable income or loss are subject to examination by United States federal and state taxing authorities. The Taxed Henry Entities made estimated tax payments of $5,706,000, $26,230,000, and $8,000,000 during the years ended December 31, 2007, 2006 and 2005, respectively.
The Taxed Henry Entities’ provision for income taxes differed from the U.S. statutory rate of 35% primarily due to state income taxes and non-deductible expenses. The effective income tax rate for the years ended December 31, 2007, 2006 and 2005 was 30.0%, 33.9%, and 32.6%, respectively.
SFAS No. 109 requires that the Taxed Henry Entities continually assess both positive and negative evidence to determine whether it is more likely than not that deferred tax assets can be realized prior to their expiration. Management monitors the Taxed Henry Entities’ specific, oil and gas industry and worldwide economic factors and assesses the likelihood that the Taxed Henry Entities’ net operating loss carryforwards (“NOLs”) and other deferred tax attributes in the United States, state, and local tax jurisdictions will be utilized prior to their expiration.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 6:	Income Taxes - continued
As of December 31, 2007, 2006 and 2005, the Taxed Henry Entities had no valuation allowances related to its deferred tax assets.
The components of income tax expense are as follows:

	Years ended December 31,

	2007	2006	2005
	(in thousands)
Current income tax expense, federal and state	$5,987	$28,642	$6,590
Deferred income tax expense, federal and state	2,120	4,874	2,299

Income tax provision	$8,107	$33,516	$8,889

Deferred income tax expense, federal and state	$2,120
Decrease in deferred tax liability from partner withdrawal	(8,129)

Decrease in net deferred tax liability	$(6,009)

The reconciliation between the tax expense (benefit) computed by multiplying pretax income by the U.S. federal statutory rate and the reported amounts of income tax benefit is as follows:

	Years ended December 31,

	2007	2006	2005
	(in thousands)
Income at U.S. federal statutory rate	$9,006	$33,975	$9,270
State income taxes (net of federal tax effect)	282	294	-
Statutory depletion carryover	(967)	(804)	(674)
Nondeductible expense & other	(214)	51	293

Income tax provision	$8,107	$33,516	$8,889

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:

	At December 31,

	2007	2006
Deferred tax asset:	(in thousands)
Derivative instruments	$8,766	$143
Other	11	11

	8,777	154

Deferred tax liability:
Oil and gas properties, successful efforts method	(19,698)	(17,565)
Other	(1,510)	(1,117)

	(21,208)	(18,682)

Net deferred tax liability	$(12,431)	$(18,528)

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 6:	Income Taxes - continued
Texas margins tax - On May 18, 2006, the Governor of Texas signed into law House Bill 3 (“HB-3”) which modified the existing franchise tax law. The modified franchise tax will be computed by subtracting either costs of goods sold or compensation expense, as defined in HB-3, from gross revenue to arrive at a gross margin. The resulting gross margin will be taxed at a one percent rate. HB-3 has also expanded the definition of tax paying entities to include limited partnerships. HB-3 became effective for activities occurring on or after January 1, 2007. The current tax expense attributable to the enactment of the Texas margin tax was $300,000 during the year ended December 31, 2007.

Note 7:	Major Purchasers and Concentrations of Credit Risk
Major purchasers are those that individually account for more than 10% of the Henry Group Properties’ current year revenues. The Henry Group Properties’ major purchasers and their respective share of total oil and gas revenues for the years ended December 31, 2007, 2006 and 2005 consisted of approximately:

	2007	2006	2005
Chevron	27%	15%	21%
Conoco Phillips	11%	NA	NA
Western Refining	30%	23%	12%
Teppco	13%	21%	11%
Navajo	NA	17%	19%
Pure	NA	NA	12%
The Henry Group Properties’ operating revenues are derived primarily from oil and gas sales and well operating charges to customers in the oil and gas industry. This concentration in a single industry affects the Henry Group Properties’ overall exposure to credit risk since customers may be similarly affected by changes in economic conditions. The Henry Group Properties also requires prepayments from working interest owners equal to estimated operating charges for one month as well as prepayments for drilling and completion costs. The Henry Group Properties has not experienced significant credit losses on accounts receivable and management is of the opinion that significant risk does not exist.

Note 8:	Retirement Plan
The Henry Group Properties have a defined contribution (401(k)) retirement plan which all employees are eligible to join on the date of employment. Effective January 1, 2001, the Henry Group Properties established an additional defined contribution (Money Purchase) retirement plan for any employee eligible to receive the Henry Group Properties’ contribution after one calendar year of service. In December 2006, the Henry Group Properties merged the two plans. The Henry Group Properties is the only contributor to the latter plan, and it is required to contribute to the Money Purchase plan prior to the filing of its federal income tax return. During the years ended December 31, 2007, 2006 and 2005, the Henry Group Properties’ contributions to both plans, totaled approximately $1,343,887, $1,388,719 and $1,271,000, respectively.

Note 9:	Legal Contingencies
Various legal claims also arise from time to time in the normal course of business, which in the opinion of management, will have no material effect on the Henry Group Properties combined financial statements.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 10:	Partner Withdrawal
Effective January 1, 2007, certain entities of the Henry Group Companies entered into an agreement to exchange (“Exchange Agreement”) Dennis R. Johnson’s (“Johnson”) interests in certain Henry Group Companies (“Exchanged Assets”), for the equity of Summit Petroleum Management Corporation (formerly Team Operating LLC) in a nontaxable distribution and exchange of stock as provided for in Internal Revenue Code Sections 355 and 368. Johnson voluntarily resigned his position as President and ceased his employment on February 19, 2007. Pursuant to an agreement between James C. Henry and Johnson, Johnson’s resignation allowed for the exchange of his ownership interests in the Exchanged Assets as provided for in the Exchange Agreement. The transaction was completed on April 30, 2007, subject to post-closing settlements.
Based on the Johnson ownership of the Exchanged Assets as of the effective date, Johnson received consideration worth approximately 23% of the value of certain Henry Group Companies as well as his interest in net revenues earned during the four month period from the effective date to the settlement date. The following is consideration given up in exchange for Johnson’s ownership interest (in thousands):

Cost
Cash	$12,235
Note receivable – Henry Energy LP	4,732
Oil and gas properties, net	31,466
Deferred tax liability	(8,217)
Note payable - intercompany	(4,732)

Total	$35,484

The total amount of the transaction was recorded as a charge to net investment. The aggregate fair value of the interests, determined immediately before the distribution of Johnson’s ownership interest, was $54,311,000.

Note 11:	Rig Commitments
Due to the current drilling environment, the Henry Group Properties will periodically enter into rig contracts in order to secure the availability of drilling rigs needed to meet their lease obligations. At December 31, 2007, the Henry Group Properties had outstanding commitments of approximately $802,000. With all rig contracts set to expire during 2008, in March 2008 the Henry Group Properties entered into a two-year rig contract with Savanna Drilling Corporation (“Savanna”). The contract has been entered into alongside Chevron Midcontinent L.P. (“Chevron”) where Chevron has agreed to bear a 75% share of the contract liability for the rigs. Approximately $3,712,000 has been committed towards this new drilling rig contract.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 12:	Supplementary Information
Capitalized cost

	At December 31,

	2007	2006	2005
Oil and gas properties:	(in thousands)
Proved	$181,435	$155,997	$117,672
Unproved	1,027	1,415	1,351
Less accumulated depletion	(48,238)	(42,756)	(27,042)

Net capitalized cost for oil and gas properties	$134,224	$114,656	$91,981

Costs incurred for oil and gas producing activities:

	Years ended December 31,

	2007	2006	2005
Property acquisition costs:	(in thousands)
Proved	$-	$-	$80
Unproved	671	1,667	1,417
Exploration	6,002	4,877	4,325
Development	54,015	43,897	38,842
Capitalized asset retirement obligations	467	386	490

Total costs incurred for oil and gas properties	$61,155	$50,827	$45,154

Reserve quantity information (unaudited)
The estimates of proved oil and gas reserves, which are located primarily in the Permian Basin region of west Texas and southeastern New Mexico, were prepared by the Henry Group Properties’ engineers. Reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements except that future production costs exclude overhead charges for the Henry Group Properties operated properties.
The following table summarizes the prices utilized in the reserve estimates for 2007, 2006 and 2005. Commodity prices utilized for the reserve estimates were adjusted for location, grade and quality.

	At December 31,

	2007	2006	2005
Prices utilized in the reserve estimates before adjustments:
Year-end Plains Marketing, L.P. West Texas Intermediate posted oil price per Bbl	$96.01	$61.06	$61.04
Year-end Henry Hub spot market gas price per MMBtu	$7.47	$6.30	$10.08

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 12:	Supplementary Information - continued
Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Henry Group Properties emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

	Years ended December 31,

	2007		2006		2005
	Oil and	Natural	Oil and	Natural	Oil and	Natural
	Condensate	Gas	Condensate	Gas	Condensate	Gas
	(MBbls)	(MMcf)	(MBbls)	(MMcf)	(MBbls)	(MMcf)

Total Proved Reserves:

Balance, Janaury 1	13,615	36,571	14,314	33,012	12,898	24,529
Purchase of minerals-in-place	-	-	-	-	1	96
Sales of mineral-in-place	(2,869)	(6,779)	(1,968)	(5,343)	-	-
New discoveries and extensions	5,544	15,172	3,728	10,758	2,883	7,197
Revisions of previous estimates	1,719	2,679	(1,215)	832	(325)	3,436
Production	(1,123)	(2,680)	(1,244)	(2,688)	(1,143)	(2,246)

Balance, December 31	16,886	44,963	13,615	36,571	14,314	33,012

Proved Developed Reserves:

January 1	8,733	22,757	10,517	23,372	9,629	17,899
December 31	10,700	26,968	8,733	22,757	10,517	23,372
Standardized measure of discounted future net cash flows (unaudited)
The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing undiscounted future cash flows to the tax basis of oil and gas properties plus available carryforwards and credits and applying the current tax rates to the difference.
Discounted future cash flow estimates, like those shown below, are not intended to represent estimates of the fair value of oil and gas properties. Estimates of fair value would also consider probable and possible reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

THE HENRY GROUP PROPERTIES
Notes to Special-Purpose Combined Financial Statements
December 31, 2007, 2006 and 2005

Note 12:	Supplementary Information - continued

	At December 31,

	2007	2006	2005
Oil and gas producing activities:	(in thousands)
Future cash inflows	$1,990,035	$1,047,338	$1,190,535
Future production costs	(690,437)	(419,098)	(368,719)
Future development and abandonment costs	(130,282)	(97,596)	(70,930)
Future income tax expense	(285,116)	(121,446)	(174,619)

Future net cash flows	884,200	409,198	576,267
10% annual discount factor	(416,267)	(187,786)	(273,354)

Standardized measure of discounted future cash flows	$467,933	$221,412	$302,913

Changes in standardized measure of discounted future net cash flows (unaudited)

	Years ended December 31,

	2007	2006	2005
Oil and gas producing activities:	(in thousands)
Purchase of minerals-in-place	$-	$-	$147
Sales of minerals-in-place	(51,868)	(61,099)	-
Extensions and discoveries	186,939	52,407	64,566
Net changes in prices and production costs	287,066	23,717	105,776
Oil and gas sales, net of production costs	(78,776)	(82,250)	(69,039)
Changes in future development costs	(27,795)	(14,612)	(28,428)
Revisions of previous quantity estimates	83,733	(17,159)	29,247
Accretion of discount	19,761	34,694	17,718
Changes in production rates, timing and other	(92,931)	(41,003)	86,358

Change in present value of future net revenues	326,129	(105,305)	206,345
Net change in present value of future income taxes	(79,608)	23,804	(44,031)

	246,521	(81,501)	162,314
Balance, beginning of year	221,412	302,913	140,599

Balance, end of year	$467,933	$221,412	$302,913